Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for

SUBSCRIPTION CERTIFICATES

Issued by

DEL GLOBAL TECHNOLOGIES CORP.

This form, or one substantially equivalent to this form, must be used to exercise subscription rights pursuant to the rights offering described in the prospectus, dated [            ] [    ], 2010 (the “Prospectus”), of DEL GLOBAL TECHNOLOGIES CORP., a New York corporation (the “Company”), if a holder of subscription rights cannot deliver the Subscription Certificate(s) evidencing the subscription rights (the “Subscription Certificate(s)”) to the subscription agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on [            ] [    ], 2010 (as it may be extended or earlier terminated, the “Expiration Date”). The Notice of Guaranteed Delivery must be sent by overnight courier or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See “Rights Offering—Guaranteed Delivery Procedures” in the Prospectus. Payment of $[            ] per share for each share of the Company’s common stock, par value $0.10 per share (the “Common Stock”) subscribed for upon exercise of such subscription rights (the “Subscription Price”) must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Subscription Certificate evidencing such subscription rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such subscription rights must be received by the Subscription Agent within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

The Subscription Agent is:

Continental Stock Transfer & Trust Company

If delivering by Hand/Mail/Overnight Courier:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

(212) 509-4000, x 536

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Subscription Certificate is required to be guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, due to special issuance or delivery instructions, such signature guarantee must appear in the applicable space provided in the signature box of the Subscription Certificate.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of a Subscription Certificate(s) representing                      subscription rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the basic subscription rights to subscribe for                      shares of Common Stock with respect to the subscription rights represented by such Subscription Certificate(s) and (ii) the oversubscription rights relating to such subscription rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of basic subscription rights (the “Excess Shares”) are available therefor, for an aggregate of up to                      Excess Shares, subject to availability and proration as described in the Prospectus and subject to the maximum number of shares for which holders can oversubscribe without endangering the availability of the Company’s net operating loss carry forwards (“NOLs”) under Section 382 of the Internal Revenue Code.

The undersigned understands that payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the basic subscription rights and the oversubscription rights must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $            , either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith; or

☐	has been delivered separately to the Subscription Agent; and

is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

☐	bank draft payable to the Subscription Agent, drawn against a U.S. bank; or

☐	postal, telegraphic or express money order payable to the Subscription Agent.

·name of maker

·date of draft or money order

·bank on which draft is drawn or issuer of money order

Signature(s):

Name(s):

(please type or print)

(please type or print)

Subscription
Certificate No(s). (if available):

Address:

Telephone:

(including area code)

(including area code)

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE OF DELIVERY

(not to be used for Subscription Certificate signature guarantee)

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, hereby guarantees that within three business after the date set forth below, the undersigned will deliver to Continental Stock Transfer & Trust Company (the “Subscription Agent”) the Subscription Certificates representing the subscription rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area Code and Telephone Number
Date:

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.